Exhibit 99.1

MAXIMUS, Inc.

Supplemental segment information

(Unaudited)

The following table provides certain financial information for each of the Company’s business segments (in thousands):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2002	2003	2002	2003
Revenue:
Consulting	$34,518	$37,466	$102,930	$104,227
Health Services	42,704	40,923	118,983	123,032
Human Services	38,085	38,521	110,883	112,894
Systems	17,783	24,831	51,817	64,942
Total	$133,090	$141,741	$384,613	$405,095

Gross Profit:

Consulting	$15,508	$15,422	$47,598	$43,472
Health Services	8,588	8,532	20,081	28,474
Human Services	9,339	7,592	24,493	21,900
Systems	9,496	10,874	25,539	29,421
Total	$42,931	$42,420	$117,711	$123,267

Income from operations:

Consulting	$6,492	$7,075	$22,868	$17,346
Health Services	4,668	3,986	8,150	15,398
Human Services	3,808	294	9,417	2,417
Systems	2,837	3,132	6,728	6,432
Total	$17,805	$14,487	$47,163	$41,593